EXPLANATORY NOTE

This Post-Qualification Amendment No. 2, or this Amendment, to the Offering Statement on Form 1-A filed by Red Oak Capital Fund VI, LLC on December 9, 2022, as amended (the “Original Filing”), is being filed solely to include certain amended exhibits to the Original Filing. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index and exhibits indicated therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund VI, LLC*

(2)(a)	Certificate of Formation of Red Oak Capital Fund VI, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Fund VI, LLC*

(3)(a)	Form of Indenture*

(3)(b)	Form of A Bond

(3)(c)	Form of Ra Bond

(4)	Subscription Agreement*

(11)(a)	Consent of UHY LLP

(11)(b)	Consent of Whiteford, Taylor & Preston, LLP**

(12)	Opinion of Whiteford, Taylor & Preston*

_____________

* Previously filed.

** Included with the legal opinion to be provided pursuant to item (12).

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids of Michigan on January 13, 2023.

Red Oak Capital Fund VI, LLC,
a Delaware limited liability company

By:	Red Oak Capital GP, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Capital Holdings, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Holdings Management, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Gary Betchel
Name:	Gary Betchel
Its:	Manager

By:	/s/ Kevin Kennedy
Name:	Kevin Kennedy
Its:	Manager

By:	/s/ Raymond Davis
Name:	Raymond Davis
Its:	Manager

Date:	January 13, 2023

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By:	/s/ Gary Betchel
Name:	Gary Betchel
Its:	Chief Executive Officer of the Sole Member of the Manager

By:	/s/ Tom McGovern
Name:	Tom McGovern
Its:	Chief Financial Officer of the Sole Member of the Manager